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                                                                    EXHIBIT 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Advanced Environmental Recycling Technologies, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 2001 included in the company's Form 10-K for the years ended December 31, 2000, 1999 and 1998 and to all references to our Firm included in this registration statement.






Fayetteville, Arkansas
June 21, 2001